INSTRUMENT OF AMENDMENT TO THE
MDU RESOURCES GROUP, INC.
401(k) RETIREMENT PLAN

The MDU Resources Group, Inc. 401(k) Retirement Plan (as amended and restated January 1, 2017) (the “K‑Plan”), is hereby amended, effective January 1, 2017, as follows:

1.
By replacing the table in Section D-2-2 Eligibility to Share in the Retirement Contribution of Supplement D-2, Provisions Relating to the Retirement Contribution Feature for Certain Participating Affiliates, in its entirety, with the following:

Participating Affiliate	Current Effective Date (Original Effective Date)	Retirement Contribution Amount - Percentage of Compensation
Cascade Natural Gas Corporation (non-bargaining)	January 1, 2011 (July 2, 2007)	5%
Cascade Natural Gas Corporation (Field Operations Bargaining Unit employees hired on or after 1/1/2007)	May 1, 2015 (July 2, 2007)	5%
Great Plains Natural Gas Co.	January 1, 2003	5%
Intermountain Gas Company	January 1, 2011 (October 12, 2008)	5%
On Electric Group, Inc.	March 7, 2011	6%
Rocky Mountain Contractors, Inc. (non-bargaining)	January 1, 2005	5%
WBI Energy Midstream, LLC[1]	July 1, 2012 (January 1, 2001)	5%

1The following participants of WBI Energy Midstream, LLC are excluded:, Grady Breipohl, Jon Forbes, Richard Guderjahn, Steven Haag, Raymond Harms, Wade Hasler, Douglas Henry, Pamela Lynn, Todd Mandeville, Marlin Mogan, and Dale Sudbrack due to participation in the appropriate pension plan replacement contribution.

Explanation: This amendment removes Fidelity Exploration & Production Company (“FEP”) as a Participating Affiliate in the Retirement Contribution Feature, effective January 1, 2017, as FEP no longer has any active employees participating in the K-Plan.

2.
By replacing the first paragraph in Section D-6-2 Eligibility to Share in the Retirement Contribution of Supplement D-6, Provisions Relating to the MDU Resources Group, Inc. Retirement Contribution Feature, in its entirety, with the following:

1

D-6-2
Eligibility to Share in the Retirement Contribution. Participation in the Retirement Contribution for any Plan Year is limited to employees who are hired after December 31, 2005, and satisfy the Plan’s definition of Eligible Employee for the following Participating Affiliates:

Knife River Corporation
MDU Construction Services Group, Inc.
MDU Resources Group, Inc.
Montana-Dakota Utilities Co.
WBI Energy, Inc.
WBI Energy Transmission, Inc.

Explanation: This amendment removes Prairielands Energy Marketing, Inc. (“PEMI”) as a Participating Affiliate in the Retirement Contribution Feature, effective January 1, 2017, as PEMI no longer has any active employees participating in the K-Plan.

IN WITNESS WHEREOF, MDU Resources Group, Inc., as Sponsoring Employer of the K-Plan, has caused this amendment to be duly executed by a member of the MDU Resources Group, Inc. Employee Benefits Committee on this 31st day of March, 2017.

MDU RESOURCES GROUP, INC.
EMPLOYEE BENEFITS COMMITTEE

By: /s/ Doran N. Schwartz
Doran N. Schwartz, Chairman

2